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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-69633) of Convergys Corporation of our report dated June 27, 2001 with respect to the financial statements and schedule of the Convergys CMG Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP
Cincinnati, Ohio
June 27, 2001